Registration No. 333-_____
                                                    Filed March 5, 2001


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933



                      Harrington Financial Group, Inc.
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     (Exact Name of Registrant as specified in its Articles of Incorporation)



       Indiana                                            48-1050267
------------------------                     ---------------------------------
(State of incorporation)                     (IRS Employer Identification No.)



                            722 East Main Street
                          Richmond, Indiana 47375
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        (Address of principal executive offices, including zip code)




                  Amended and Restated Stock Option Plan
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                          (Full Title of the Plan)



                                         Copies to
Craig J. Cerny                           Kenneth B. Tabach, Esq.
President                                Patricia J. Wohl, Esq.
Harrington Financial Group, Inc.         Elias, Matz, Tiernan & Herrick L.L.P.
722 East Main Street                     734 15th Street, N.W.
Richmond, Indiana 47375                  Washington, D.C.  20005
(765) 962-8531                           (202) 347-0300
--------------------------------------
(Name, address and telephone number of
agent for service)


                             Page 1 of 9 pages
                  Index to Exhibits is located on page 3.

                      CALCULATION OF REGISTRATION FEE
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Title of                        Proposed          Proposed
Securities        Amount        Maximum           Maximum         Amount of
to be             to be         Offering Price    Aggregate       Registration
Registered        Registered(1) Per Share         Offering Price  Fee
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Common Stock, par
   value $0.125    69,900       $6.23(3)        $  435,477(3)     $108.87


Common Stock, par
   value $0.125    80,100       $7.88(4)        $  631,188(4)     $157.80
                   ------                        ---------         ------

Total             150,000(2)                    $1,066,665        $266.67
                  =======                        =========         ======

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(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Harrington Financial Group, Inc. (the "Company" or "Registrant") Amended and Restated Stock Option Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.125 par value per share (the "Common Stock"), of the Company.

(2) Represents additional shares currently reserved for issuance pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 69,900 shares of Common Stock which are outstanding under the Plan as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 80,100 shares for which stock options have not been granted under the Plan is equal to the average of the high and low prices of the Common Stock of the Company on February 28, 2001 on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market.
                             ___________________


    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

This Registration Statement registers additional securities to be issued under the Amended and Restated Stock Option Plan, for which a Registration Statement on Form S-8 has been filed and is effective. The contents of the Registration Statement on Form S-8 (Commission File No. 333-42119), filed with the Commission on December 12, 1997, are incorporated herein by reference.


Item 8.  Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit

    4       Form of Common Stock Certificate*

    5       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
            as to the legality of the securities

    23.1    Consent of Elias, Matz, Tiernan & Herrick L.L.P.
            (contained in the opinion included as Exhibit 5)

    23.2    Consent of Deloitte & Touche LLP

    24 Power of attorney for any subsequent amendments is located in the signature pages.

    99      Amended and Restated Stock Option Plan**

    ____________

    * Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-01556) filed with the Commission on February 20, 1996.

    **      Incorporated by reference from the Company's Form 10-K for the fiscal year ended June 30, 2000 (Commission File No. 0-27940) filed with the Commission on September 29, 2000.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Indiana on March 5, 2001.


                                         HARRINGTON FINANCIAL GROUP, INC.



                                     By: /s/ Craig J. Cerny
                                         --------------------------------
                                         Craig J. Cerny
                                         President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Craig J. Cerny his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Craig J. Cerny
-------------------------------------
Craig J. Cerny                                March 5, 2001
President and Chief Executive Officer
(Principal Executive Officer)

/s/ John E. Fleener
-------------------------------------
John E. Fleener                               March 5, 2001
Chief Financial Officer
(Principal Financial & Accounting
Officer)

/s/ Douglas T. Breeden
-------------------------------------
Douglas T. Breeden                            March 5, 2001
Chairman of the Board

/s/ Russell Breeden III
-------------------------------------
Russell Breeden III                           March 5, 2001
Director

/s/ Michael J. Giarla
-------------------------------------
Michael J. Giarla                             March 5, 2001
Director

/s/ Sharon E. Fankhauser
-------------------------------------
Sharon E. Fankhauser                          March 5, 2001
Director

/s/ David F. Harper
-------------------------------------
David F. Harper                               March 5, 2001
Director

/s/ Stanley J. Kon
-------------------------------------
Stanley J. Kon                                March 5, 2001
Director

/s/ John J. McConnell
-------------------------------------
John J. McConnell                             March 5, 2001
Director

    Pursuant to the requirements of the Securities Act of 1933, the administrators have duly caused this Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of Richmond, State of Indiana, on March 5, 2001.


                                              HARRINGTON FINANCIAL GROUP, INC.
                                              AMENDED AND RESTATED STOCK
                                              OPTION PLAN



                                              /s/ Douglas T. Breeden
                                              -------------------------------
March 5, 2001                                 Douglas T. Breeden
                                              Administrator


                                              /s/ David F. Harper
                                              -------------------------------
March 5, 2001                                 David F. Harper
                                              Administrator


                                              /s/ John J. McConnell
                                              -------------------------------
March 5, 2001                                 John J. McConnell
                                              Administrator











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